Exhibit 99.2

January 2008 Company Fact Sheet NEWPARK RESOURCES, INC. NYSE: NR New Leadership, New Focus, New Strategy

www.Newpark.com

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Recognized Name in Drilling Fluids. Newpark is one of the leading providers of proprietary drilling fluids to the oil and gas industry. Fluids segment revenues have experienced brisk growth of 31% compound annual growth rate over the last four fiscal years and accounts for over 80% of total Company revenues.

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Broadening Scope of Mats & Integrated Services. Newpark’s Mats & Integrated Services segment is a leading provider of well site construction services. As one of the first service providers on site, providing road and worksite access construction, Newpark plans to leverage this customer relationship to expand service offerings and its geographic presence. The purchase of SEM Construction Co. in Colorado is consistent with this strategy, and expands segment operations to well site management and equipment rental.

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International Growth. Newpark is targeting select international markets which provide exceptional growth opportunities. Through Ava, S.p.A, its Mediterranean-based fluids business, Newpark has established a solid foothold in the North African market and has expanded to the Eastern European market. Year-to-date Q3 2007 revenues at Ava have increased by 45%. Ava is expected to continue to drive growth over the coming periods. Newpark has also set up operations in Brazil and expects its first revenues in this region by year end 2007.

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Deepwater Presence. With greater deepwater activity levels worldwide, it is essential that Newpark’s fluids product line meet the rigors of deepwater drilling. Newpark’s three-year contract to provide deepwater fluid systems to ENI is a major milestone and validates the Company’s competitiveness in this market.

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Operational Focus and Capital Discipline. The Company’s strategic plan, initiated in early 2007, entails: (1) an operational refocusing with an emphasis on growing the Fluids and Mats & Integrated Services segments; (2) divestiture of non-core operations; and (3) debt reduction. Newpark has made significant progress on its plan. It has sold off non-performing assets and consolidated operations within Mats. Debt had steadily been paid down since the beginning of 2007. Once the pending sale of its environmental services business closes (expected to happen in 1Q08), Newpark expects to free up excess liquidity to better position itself to pursue growth opportunities in Fluids and Mats & Integrated Services.

Price (December 27, 2007)	$5.21

Stock Data

Fiscal Year-End:	December
Symbol / Exchange:	NR / NYSE
52-Week Range:	$4.87-$8.41
Diluted Common Shares O/S:	$90.5mm
Market Capitalization:	$472mm
Total Enterprise Value (TEV) 1):	$643mm
Average Daily Volume (L3M):	442,264
Insider Ownership 2):	2.3%
13F Institutional Ownership 3):	92.1%

Financial Data

	12/31/06	9/30/07
Total Cash:	$12.7mm	$7.4mm
Total Debt:	$213.0mm	$178.2mm
Total Stockholders’ Equity:	$323.1mm	$352.6mm
Net Debt / Net Book Capital:	38.3%	32.6%

	2006	9M2007
Revenue ($mm) 4):	$581.9	$453.0
Operating Income ($mm) 4):	$61.8	$42.0
EPS 4):	$0.31	$0.22

Segment Data

Revenue Mix 4)	9M2007
North America / International	87% / 13%
Fluid Systems / Mats	85% / 15%

Stock Price (1-year price performance)

1)	Total Enterprise Value (TEV) defined as market capitalization plus total debt less cash.

2)	Represents executive officers and directors as disclosed in the latest Proxy Statement on file with the SEC.

3)	As reported by Bigdough

4)	Revenue, operating income, EPS and revenue mix data is based on results from continuing operations.

©2008 Newpark Resources, Inc.

All Rights Reserved.

January 2008

COMPANY OVERVIEW

Newpark Resources, Inc. is a worldwide provider of proprietary drilling fluids, temporary access roads for oilfield and other commercial markets, and well site construction, management and equipment rentals. The Company operates in the U.S. Gulf Coast, West Texas, the U.S. Mid-continent, the U.S. Rocky Mountains, Canada, Mexico, Brazil and areas of Europe and North Africa surrounding the Mediterranean Sea.

Fluids: Newpark’s Foundation and Platform for Growth

Drilling fluids represent the core of Newpark’s business, accounting for over 80% of total Company revenues. It has been Newpark’s fastest growing business segment, with a 31% compound annual growth rate (CAGR) over the last four years.

Drilling fluids serve a fundamental and critical function in oil and gas drilling as part of a rig’s “circulation system,” and different drilling conditions call for fluids of varying density, viscosity and weight. Fluids perform multiple functions, e.g., removing well cuttings, cleaning and cooling the drill bit, and well pressure control, under a host of conditions. Thus, fluids can be deceptively technological, and superior product performance can yield substantial benefits. Here, Newpark has excelled by providing versatile water-based drilling solutions, such as its DeepDrill and FlexDrill systems, that not only effectively address multiple performance applications, but are also environmentally friendly.

Newpark ranks fourth in both domestic and global drilling fluids market share, with a 12% domestic share and 7% global share. Long term, Newpark plans to leverage its strength in fluids to grow both organically and via targeted acquisitions worldwide.

Expanding Scope of Mats & Integrated Services

Newpark’s Mats & Integrated Services segment is the other significant foundation on which the Company’s growth story will be built upon. Revenues in this segment have grown at a 12% CAGR over the last four years.

This business is largely comprised of the rental and sale of interlocking composite and wooden mat systems to facilitate work in unstable soil conditions common around remote drilling worksites. Such services can also be used in other commercial applications. Because it is often one of the first service providers on a worksite, and the services are so fundamental to well site preparation, Newpark believes it can leverage this position to offer a broader array of services to its E&P customers. Newpark is also broadening the geographic reach of Mats & Integrated Services operations beyond its core Gulf Coast market, evidenced by its push into the northern Louisiana site construction business. Consistent with this strategic goal is the purchase of SEM Construction in Colorado, which expands Newpark into well site management as well as equipment rentals in Western Colorado.

Growing Presence in International & Deepwater Markets

Oil and gas activity will continue to move towards more challenging environments in less-explored areas of the globe. Newpark has targeted overseas markets as a major growth initiative, and its 2002 acquisition of Ava S.p.A, which gave the Company exposure in the Mediterranean and North African markets, has been pivotal in driving international growth. Recently, Ava sales have expanded to Eastern Europe. Ava’s revenues over the last three fiscal years have experienced a healthy 35% CAGR to nearly $62 million for 2006. Brisk growth at Ava continues in 2007, with revenues up 45% through the first nine months of 2007.

International expansion also has some overlap with the deepwater exploration play. For instance, Newpark has targeted the South American market and has been in the process of establishing operations in Brazil. The Company plans to first establish itself in the Brazilian land market, and then expand into the country’s offshore market. First revenues out of South America are expected by year end 2007. Newpark is also active in domestic deepwater development, as it was awarded a three-year deepwater Gulf of Mexico contract with ENI during the first quarter of 2007. This milestone award validates the Company’s competitively positioned fluids systems product offerings for the deepwater markets

Executing on the Strategic Plan

In March 2007, Newpark’s new management team, led by CEO Paul Howes, rolled out a new strategic plan that called for a refocusing of operations on growing and improving profitability within the Fluids and Mats & Integrated Services segments, the divestiture of non-core and poor performing assets, and a reduction of debt. 2007 has been a transitional year as these initiatives are implemented. Progress has been made since the plan rollout, including the consolidation of the Mats segment and sale of the Batson, Texas sawmill facility.

A cornerstone of the refocusing strategy is the Company’s exit from environmental services, which management deemed as not in Newpark’s long-term goals of profitability enhancement and growth. In late 2007, the Company announced the sale of its Environmental Services business for $81.5 million in cash, with a potential $8 million additional payment under a five-year earn-out provision. Closing of the sale is expected during 1Q08. Prior to the sale, Newpark had already reduced debt by about $35 million over the past three quarters. With proceeds from the Environmental Services sale, Newpark will be well-capitalized to pursue growth opportunities that build on its fluids and integrated oilfield services operations.

Page 2	©2008 Newpark Resources, Inc. All Rights Reserved.

January 2008

GROWING SHARE IN THE DRILLING & COMPLETION FLUIDS MARKET

Source: Spears & Associates, Inc.

STRONG REVENUE AND MARGIN GROWTH IN BOTH BUSINESS SEGMENTS

Source: Company Reports

INTERNATIONAL EXPANSION: PLANNING AND EXECUTING

Page 3	©2008 Newpark Resources, Inc. All Rights Reserved.

Newpark Resources, Inc.

Company Headquarters

2700 Research Forest Drive, Suite 100

The Woodlands, Texas 77381

(281) 362-6800

www.newpark.com

Reader Advisory and Forward Looking Statements

This Fact Sheet is presented as a brief company overview for the information of investors, analysts and other parties with an interest in the Company. Newpark’s management hopes that this Fact Sheet will encourage analysts and investors to investigate more about the Company through its Securities and Exchange Commission (SEC) filings, press releases and other public materials. This Fact Sheet does not constitute an offer to sell or a solicitation of an offer to buy any securities of the Company. This Fact Sheet contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act that are based on management’s current expectations, estimates and projections. All statements that address expectations or projections about the future, including statements about Newpark’s strategy for growth, product development, market position, expected expenditures and financial results are forward-looking statements. Some of the forward-looking statements may be identified by words like “expects,” “anticipates,” “plans,” “intends,” “projects,” “indicates,” and similar expressions. These statements are not guarantees of future performance and involve a number of risks, uncertainties and assumptions. Many factors, including those discussed more fully elsewhere in this Fact Sheet and in documents filed with the Securities and Exchange Commission by Newpark, particularly its Annual Report on Form 10-K for the year ended December 31, 2006, as well as others, could cause results to differ materially from those stated. These factors include, but are not limited to, the investigation of the certain accounting matters by the Securities and Exchange Commission; changes in the laws, regulations, policies and economic conditions, including inflation, interest and foreign currency exchange rates, of countries in which Newpark does business; competitive pressures; successful integration of structural changes, including restructuring plans, acquisitions, divestitures and alliances; cost of raw materials, research and development of new products, including regulatory approval and market acceptance; and seasonality of sales of Newpark products. Newpark’s filings with the Securities and Exchange Commission can be obtained at no charge at http://www.sec.gov, as well as through our website at http://www.newpark.com.This Fact Sheet does not purport to be all-inclusive or to contain all of the information that a reader may desire regarding the structure or the affairs of the Company. The information contained in this Fact Sheet is only current as of January 8, 2008 and the Company undertakes no obligation to update this Fact Sheet.

©2008 Newpark Resources, Inc.

All Rights Reserved.